Nutrastar International, Inc. Announces Third Quarter
2014 Results

Harbin, China, November 13, 2014 -- Nutrastar International Inc. (OTCQB: NUIN; "Nutrastar" or the "Company"), a leading producer and supplier of premium branded consumer products, including commercially cultivated Cordyceps Militaris (“Cordyceps”), functional health beverages and organic and specialty foods, today announced its results for the three months and nine months ended September 30, 2014.

Financial Highlights for the Three Months Ended September 30, 2014

  Net revenue was $11.16 million, representing an increase of $0.22 million or 2.1% from $10.94 million in the comparable 2013 three month period.
  Gross profit was $8.99 million, representing a gross margin of 80.5%.
  Net income was $6.06 million, representing a net margin of 54.3%.
  Basic and diluted EPS were $0.36 and $0.34, respectively, with 16.88 million basic shares and 17.70 million diluted shares outstanding.

Financial Highlights for the Nine Months Ended September 30, 2014

  Net revenue was $31.04 million, representing an increase of $0.82 million or 2.7% from $30.22 million in the comparable 2013 nine month period.
  Gross profit was $24.28 million, representing a gross margin of 78.2%.
  Net income was $16.09 million, representing a net margin of 51.8%.
  Basic and diluted EPS were $0.95 and $0.91, respectively, with 16.80 million basic shares and 17.68 million diluted shares outstanding.

Management Commentary

Ms. Lianyun Han, CEO of Nutrastar, commented, “Nutrastar’s results for the third quarter and nine months ended September 30, 2014 came in solid and in line with our expectations: an increase in top line revenue coupled with continued strong margins. Third quarter revenue benefited from an increase of 8.1% or $0.73 million in sales of our core premium consumer product Cordyceps, which includes sales of our new soluble, on-the-go Cordyceps powder solution, and an increase of 3.1% or $0.17 million in sales of our Organic and Specialty Foods product line. As expected, sales growth seen in our first two product lines was partially offset by $0.52 million decrease in sales of our third product line, Functional Health Beverages, resulting from the strategic product realignment conducted earlier in the year. Gross margins increased 0.2% to 80.5% from 80.3% in the comparable 2013 quarter.”

Ms. Han continued, “We remained conservative in terms of expansion, and laser-focused on entering the international arena. In September, we announced the receipt of initial approval from China’s Ministry of Commerce and achievement of Foreign Trade Operator status, which will allow for the export of our unique products to selected international markets. We are now in the midst of the second and final step in the approval process. Once received, we anticipate our new on-the-go soluble Cordyceps powder solution will be the first product to launch, followed by our other premium consumer products once demand in selected markets has been validated.

As for the remainder of 2014, we expect majority of revenue to continue to come from our core consumer product, Cordyceps, and gross margins to remain robust. Due to the introduction of our soluble Cordyceps powder product and the realignment of our beverage product line earlier in the year, however, we are adjusting our full year 2014 revenue guidance to a more conservative estimate – coming in between $45 million and $47 million. Gross margins are expected to stay at current levels. We will update our shareholders and the investment community on our development progress as it relates to our international expansion and in all other areas of our business as we are able to.”

Ms. Han concluded, “Nutrastar’s future looks very bright given our consistent product demand and revenue growth, strong and steady margins, robust and growing balance sheet, expanding consumer product portfolio, and defined strategy for international expansion. We’re very excited about what 2015 and beyond holds for us in all of our initiatives and we look forward to the time when our goals are brought to fruition.”

Outlook for the Year Ending December 31, 2014

Based on management’s current expectations, full year 2014 revenue should be in the range of $45 million to $47 million.

Request for Call with Management

Investors are invited to request a call with Nutrastar’s management team. For those investors who are interested in speaking with management, please contact American Capital Ventures at +1-305-918-7000 to schedule.

For more information regarding Nutrastar’s financial performance during the three and nine months ended September 30, 2014, please refer to the Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on or about November 13, 2014.

About Nutrastar International Inc.

Nutrastar is a China based leading producer and supplier of premium branded consumer products including commercially cultivated Cordyceps Militaris, functional health beverages as well as specialty and organic foods. Cordyceps Militaris is one of the most highly regarded herbal nutrients in Traditional Chinese Medicine. The Company is headquartered in Harbin, capital of Heilongjiang Province, with 330 employees, including 21 in R&D, and 149 in sales and marketing. The products of Nutrastar are sold throughout China via a sales and distribution network that covers more than 10 provinces. More information may be found at http://www.nutrastarintl.com/ or e-mail: ir@nutrastarintl.com Make sure you are first to receive timely up-to-date information on Nutrastar. Sign up for Nutrastar's email news alert system today at: http://www.nutrastarintl.com/alerts

Safe Harbor Statement

This news release contains “forward-looking statements” relating to the business of Nutrastar International Inc., its subsidiaries and other affiliate companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the Company with the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, the Company does not assume a duty to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:º

Richard Hull
American Capital Ventures
Tel: +1-305-918-7000
Email: rh@amcapventures.com

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)
(AMOUNTS EXPRESSED IN US DOLLARS)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2014	2013	2014	2013
NET REVENUE	$11,164,809	$10,935,950	$31,036,052	$30,221,420
Cost of goods sold	(2,172,840)	(2,159,255)	(6,754,154)	(6,662,959)
GROSS PROFIT	8,991,969	8,776,695	24,281,898	23,558,461
Selling expenses	(326,760)	(435,920)	(1,052,655)	(1,340,176)
General and administrative expenses	(575,352)	(588,375)	(1,781,985)	(1,877,642)
Income from operations	8,089,857	7,752,400	21,447,258	20,340,643
Other income (expenses):
Interest income	102,481	72,633	291,565	235,122
Foreign exchange differences	(7,899)	21,517	(27,627)	47,974
Change in fair value of warrants	-	-	-	173
Total other income	94,582	94,150	263,938	283,269
Income before income taxes	8,184,439	7,846,550	21,711,196	20,623,912
Provision for income taxes	(2,124,781)	(2,066,105)	(5,622,242)	(5,465,974)
NET INCOME	6,059,658	5,780,445	16,088,954	15,157,938
OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustments	9,378	521,176	(1,061,364)	2,150,468
COMPREHENSIVE INCOME	$6,069,036	$6,301,621	$15,027,590	$17,308,406
Earnings per share:
Basic	$0.36	$0.36	$0.95	$0.94
Diluted	$0.34	$0.34	$0.91	$0.89
Weighted average number of shares outstanding:
Basic	16,878,627	15,919,261	16,799,048	15,882,507
Diluted	17,702,788	17,060,119	17,684,076	17,018,122

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS EXPRESSED IN US DOLLARS)

	September 30, 2014	December 31, 2013
	(Unaudited)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$118,570,679	$102,599,186
Accounts receivable	95,745	56,922
Inventories	1,311,948	691,847
Prepayments and other receivables	844,211	1,300,012
Total current assets	120,822,583	104,647,967
OTHER ASSETS
Intangible assets, net	731,913	1,107,737
Property, plant and equipment, net	14,595,098	15,481,249

Total assets	$136,149,594	$121,236,953

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Other payables and accruals	$1,078,043	$1,167,957
Taxes payable	2,411,915	2,879,172
Due to a related party	510,649	265,223
Preferred stock dividend payable	647,337	738,903
Total current liabilities	4,647,944	5,051,255
Total liabilities	4,647,944	5,051,255

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred Stock, $0.001 par value, 1,000,000 shares authorized, 77,776 shares and 110,066 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively; aggregate liquidation preference amount: $2,177,728 and $3,081,848, plus accrued but unpaid dividend of $647,337 and $738,903, at September 30, 2014 and December 31, 2013, respectively	1,773,772	2,510,183

Common stock, $0.001 par value, 190,000,000 shares authorized, 16,953,541 shares issued and 16,909,986 shares outstanding at September 30, 2014; 16,421,161 shares issued and 16,377,606 shares outstanding at December 31, 2013	16,954	16,422

Additional paid-in capital	21,089,712	19,934,551
Statutory reserves	4,989,031	4,983,935
Treasury stock, at cost, 43,555 shares as of September 30, 2014 and December 31,2013	(78,767)	(78,767)
Retained earnings	96,195,815	80,242,877
Accumulated other comprehensive income	7,515,133	8,576,497
Total stockholders' equity	131,501,650	116,185,698

Total liabilities and stockholders' equity	$136,149,594	$121,236,953

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(AMOUNTS EXPRESSED IN US DOLLARS)

	For the Nine Months Ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$16,088,954	$15,157,938
Adjustments to reconcile net income to cash provided by operating activities:
Change in fair value of warrants	-	(173)
Depreciation and amortization	1,113,418	1,101,320
Share-based compensation expense	104,425	142,653
IR unregistered stock compensation expense	92,371	4,767
(Increase) decrease in assets:
Accounts receivable	(39,386)	(6,347)
Inventories	(627,118)	(645,094)
Prepayments and other receivables	444,593	127,818
Increase (decrease) in liabilities:
Other payables and accruals	(80,074)	421,181
Advance from related party	237,956	-
Taxes payable	(441,777)	(489,557)
Net cash provided by operating activities	16,893,362	15,814,506

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance from/(repayment to) related party	29,620	(36,106)
Net cash provided by/(used in) financing activities	29,620	(36,106)

Foreign currency translation adjustment	(951,489)	1,855,165

INCREASE IN CASH AND CASH EQUIVALENTS	15,971,493	17,633,565
CASH AND CASH EQUIVALENTS, at the beginning of the period	102,599,186	75,526,533

CASH AND CASH EQUIVALENTS, at the end of the period	$118,570,679	$93,160,098

NON-CASH TRANSACTIONS
Preferred stock and dividend converted into common stock	$958,897	$-
Preferred stock dividend payable	130,920	170,601
Share-based payment to officers and directors under equity incentive plan	104,425	142,653
Share-based payment – IR unregistered stock compensation expense	92,371	4,767
SUPPLEMENTAL DISCLOSURE INFORMATION
Income taxes paid	$5,839,167	$5,605,361